Exhibit 99.1

Pacific Capital Bancorp Announces Don Barry Retires, George Leis Joins
             Company to Head Wealth Management Businesses


    SANTA BARBARA, Calif.--(BUSINESS WIRE)--March 8, 2006--Pacific Capital Bancorp (Nasdaq:PCBC) today announced that George Leis, CTFA, will join the Company as an Executive Vice President on March 13 to oversee its Wealth Management businesses. He will report to PCB President & Chief Executive Officer William S. Thomas, Jr. Pacific Capital Wealth Management Services includes Trust Services, Investment Management, Private Banking, Retail Investment Services, and Enterprise Sales.
    Mr. Leis, 46, assumes these duties from Donald Barry, 66, who will retire at the end of April. Mr. Barry has been with the Company for 11 years, most recently serving as Vice Chairman and Manager of the Company's Commercial Banking, Wealth Management Services, and Enterprise Sales groups. He began his banking career in September 1957 and has held senior management level positions at Chase Manhattan, Security Pacific and Citibank.
    "Don is a highly respected and long-time member of the national and California banking communities, and it goes without saying that he will be deeply missed throughout our organization, personally and professionally," said Thomas. "We wish him and his wife Anita many great experiences as they embark on this next phase of their lives."
    Mr. Leis most recently served as Managing Director, U.S. Head, Products and National Practice Leader for Investments at Deutsche Bank Private Wealth Management, working out of their New York and Los Angeles offices. With more than 20 years experience serving high net worth clients, his financial services career has included an emphasis in the areas of private banking, trusts and investments. He joined Deutsche Bank in July 2004 from Wells Fargo, where he was Senior Vice President and Director of Private Client Services Centers since 1999. In that role, he was responsible for virtually all product groups. Prior to that position, he was a Senior Vice President and Manager for Bank of America's Private Bank.
    Mr. Leis holds a B.A. degree in city planning from California State University Northridge, and is a Certified Trust and Financial Advisor.
    "We are very pleased to welcome George to oversee our Wealth Management businesses," said Thomas. "Since 1962, our company has operated the largest Trust business between Los Angeles and San Jose. As we continue to expand our market presence, George's depth of expertise in the full range of wealth management businesses will be a tremendous asset to our strategy of being a full service provider to our high net worth clients."
    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 48 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank, First Bank of San Luis Obispo, and Pacific Capital Bank.

    Forward-Looking Statements

    This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company's de novo branching and acquisition efforts, the operating characteristics of the Company's income tax refund loan and transfer programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in California; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company's income tax refund loan and refund transfer programs; (6) legislative or regulatory changes adversely affecting the businesses in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.


    CONTACT: Pacific Capital Bancorp
             Deborah Whiteley, 805-884-6680
             whiteley@pcbancorp.com